                                                                     EXHIBIT 4.2

TO BE RECORDED AND WHEN
RECORDED RETURN TO:

BNY Western Trust Company
550 Kearny Street, Suite 600
San Francisco, CA  94108
Attn:  Ms. Josephine Libunao

--------------------------------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 23, 2004

                       SUPPLEMENT TO INDENTURE OF MORTGAGE
                           DATED AS OF MARCH 11, 2004

                                 --------------

                        PACIFIC GAS AND ELECTRIC COMPANY
                               ISSUER (MORTGAGOR)

                                       AND

                            BNY WESTERN TRUST COMPANY
                               TRUSTEE (MORTGAGEE)

                                 --------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                           PAGE
ARTICLE I         DEFINITIONS   ......................................................................       1
ARTICLE II        ESTABLISHMENT OF BONDS OF THE INITIAL SERIES........................................       5
         SECTION 201      Designation of Bonds of the Initial Series..................................       5
         SECTION 202      Form of Bonds of the Initial Series; Exchange of Certificates
                          Representing Bonds of the Initial Series....................................       5
         SECTION 203      Principal Amounts of the Bonds of the Initial Series........................       6
         SECTION 204      Interest Rates and Stated Maturity of the Bonds of the Initial Series.......       6
         SECTION 205      Global Securities; Appointment of Depositary for Global Securities..........       6
         SECTION 206      No Sinking Fund.............................................................       7
         SECTION 207      Deposit of Proceeds of the Bonds of the Initial Series into Escrow;
                          Release of Escrowed Funds...................................................       7
         SECTION 208      Paying Agent and Bond Registrar.............................................       7
         SECTION 209      Calculation Agent...........................................................       7
         SECTION 210      Other Terms of the Bonds of the Initial Series..............................       7
ARTICLE III       REDEMPTION BY THE COMPANY...........................................................       8
         SECTION 301      Special Mandatory Redemption................................................       8
         SECTION 302      Optional Redemption.........................................................       8
ARTICLE IV        MISCELLANEOUS.......................................................................      10
         SECTION 401      Additional Provisions.......................................................      10
         SECTION 402      Application of First Supplemental Indenture.................................      10
         SECTION 403      Effective Date of First Supplemental Indenture..............................      10
         SECTION 404      Counterparts................................................................      10
EXHIBIT A  FORM OF FIXED RATE FIRST MORTGAGE BOND

EXHIBIT B  FORM OF FLOATING RATE FIRST MORTGAGE BOND

         FIRST SUPPLEMENTAL INDENTURE, dated as of March 23, 2004 (this "FIRST SUPPLEMENTAL INDENTURE"), by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (the "COMPANY"), and BNY WESTERN TRUST COMPANY, a California banking corporation, as Trustee under the Indenture (as hereinafter defined) (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         A. The Company and the Trustee are parties to that certain Indenture of Mortgage, dated as of March 11, 2004 (together with all indentures supplemental thereto, the "INDENTURE"), providing for the issuance by the Company of Bonds (as defined in the Indenture) from time to time.

         B. Under the Indenture, the Company is authorized to issue unlimited series of Bonds and establish one or more series of Bonds at any time in accordance with the provisions of the Indenture, and the terms of such series of Bonds may be described by a supplemental indenture executed by the Company and the Trustee.

         C. Pursuant to Section 3.01 and Article IV of the Indenture, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of the Bonds of the Initial Series (as defined in the Indenture).

         D. The execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution (as defined in the Indenture).

         E. Concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel (as defined in the Indenture) pursuant to Section 14.03 of the Indenture.

         F. The Company has done all things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance with its terms.

         NOW, THEREFORE, the Company and the Trustee agree, for the benefit of each other and the equal and proportionate benefit of all Holders of Bonds of the Initial Series, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Unless the context otherwise requires, capitalized terms used but not defined herein have the meaning set forth in the Indenture. The following additional definitions are hereby established for purposes of this First Supplemental Indenture and shall have the meanings set forth in this First Supplemental Indenture only for purposes of this First Supplemental Indenture:

         "ADJUSTED TREASURY RATE" means, with respect to any Redemption Date on which any Bonds of the Initial Series are being redeemed pursuant to Section 302 hereof:

                  (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519) Selected Interest Rates" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

                  (b) if such release (or any successor publication) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

         "CALCULATION AGENCY AGREEMENT" means the Calculation Agency Agreement, dated as of March 23, 2004, by and between the Calculation Agent and the Company, as such agreement may be amended, modified or supplemented from time to time.

         "CALCULATION AGENT" means BNY Western Trust Company or such other Person as the Company shall from time to time designate in accordance with the Calculation Agency Agreement.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life of the applicable series of Fixed Rate First Mortgage Bonds to be redeemed pursuant to Section 302 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the applicable series of Fixed Rate First Mortgage Bonds to be redeemed pursuant to Section 302.

         "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date on which any series of Fixed Rate First Mortgage Bonds is being redeemed pursuant to Section 302 hereof, (a) the average of five (5) Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five (5) such Reference Treasury Dealer Quotations, the average of all quotations obtained.

         "DEALER" means a primary U.S. Government Securities dealer in the United States.

         "ESCROW AGENT" means BNY Western Trust Company, as escrow agent under the Escrow Agreement, and its successors and assigns.

         "ESCROW AGREEMENT" means that certain Escrow Deposit and Disbursement Agreement, dated as of March 23, 2004, by and among the Company, the Escrow Agent and the Trustee.

         "ESCROW FUND" means the escrow account established pursuant to Section 3(a) of the Escrow Agreement.

         "FIXED RATE FIRST MORTGAGE BONDS" means, collectively, the 3.60% First Mortgage Bonds due 2009, the 4.20% First Mortgage Bonds due 2011, the 4.80% First Mortgage Bonds due 2014 and the 6.05% First Mortgage Bonds due 2034, in each case issued by the Company pursuant to this First Supplemental Indenture.

         "FLOATING RATE FIRST MORTGAGE BONDS" means the Floating Rate First Mortgage Bonds due 2006 issued by the Company pursuant to this First Supplemental Indenture.

         "INDEPENDENT INVESTMENT BANKER" means a Dealer appointed by the Company.

         "MANDATORY REDEMPTION DATE" means June 23, 2004.

         "ORIGINAL ISSUE DATE" means March 23, 2004.

         "REDEMPTION TRIGGER DATE" means June 21, 2004.

         "REFERENCE TREASURY DEALER" means Lehman Brothers Inc., UBS Securities LLC, the Independent Investment Banker and Dealers acceptable to the Independent Investment Banker and their respective successors; provided, however, that if any of the foregoing shall cease to be a Dealer, the Company will select a substitute Dealer. However, if the Company does not select a substitute Dealer within a reasonable period of time, then the substitute Dealer will be selected by the Trustee after consultation with the Company.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "REMAINING LIFE," as of any date of calculation, means the remaining term of the applicable series of Fixed Rate First Mortgage Bonds.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to each Fixed Rate First Mortgage Bond that the Company is redeeming pursuant to Section 302, the remaining scheduled payments of principal and interest that would be due after the applicable Redemption Date if such Bond were not redeemed. However, if the Redemption Date is not a scheduled Interest Payment Date with respect to that Bond, the amount of the next succeeding scheduled interest payment on that Bond will be reduced by the amount of interest accrued on such Bond to the Redemption Date.

         "SPECIAL REDEMPTION PREMIUM" means (a) in the case of the 3.60% First Mortgage Bonds due 2009, 1.00%, (b) in the case of the 4.20% First Mortgage Bonds due 2011, 2.00%, (c) in the case of the 4.80% First Mortgage Bonds due 2014, 2.00%, (d) in the case of the 6.05% First Mortgage Bonds due 2034, 3.00%, and (e) in the case of the Floating Rate First Mortgage Bonds due 2006, 1.00%.

         "U.S. GOVERNMENT SECURITIES" means securities which are (a) direct obligations of the United States of America for the payment on which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Security or a specific payment of interest on or principal of any such U.S. Government Security held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

         The words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                  ESTABLISHMENT OF BONDS OF THE INITIAL SERIES

         SECTION 201 Designation of Bonds of the Initial Series.

         Pursuant to the terms hereof and Section 3.01 and Article IV of the Indenture, the Company hereby designates the Bonds of the Initial Series as the "3.60% First Mortgage Bonds due 2009" (the "3.60% FIRST MORTGAGE BONDS"), which are established as the Bonds of the First Series in Article IV of the Indenture, the "4.20% First Mortgage Bonds due 2011" (the "4.20% FIRST MORTGAGE BONDS"), which are established as the Bonds of the Second Series in Article IV of the Indenture, the "4.80% First Mortgage Bonds due 2014" (the "4.80% FIRST MORTGAGE BONDS"), which are established as the Bonds of the Third Series in Article IV of the Indenture, the "6.05% First Mortgage Bonds due 2034" (the "6.05% FIRST MORTGAGE BONDS"), which are established as the Bonds of the Fourth Series in
Article IV of the Indenture, and the "Floating Rate First Mortgage Bonds due 2006" (the "FLOATING RATE FIRST MORTGAGE BONDS"), which are established as the Bonds of the Fifth Series in Article IV of the Indenture. Any series of the Bonds of the Initial Series may be reopened, from time to time, for issuances of additional Bonds of such series, and any additional Bonds issued and comprising Bonds of any series of the Bonds of the Initial Series shall have identical terms as such series of Bonds of the Initial Series, except that the issue price, issue date and, in some cases, the first Interest Payment Date may differ.

         SECTION 202 Form of Bonds of the Initial Series; Exchange of Certificates Representing Bonds of the Initial Series.

         The Fixed Rate First Mortgage Bonds shall be substantially in the form attached as Exhibit A hereto, which exhibit is incorporated herein and made a part hereof. The Floating Rate First Mortgage Bonds shall be substantially in the form attached as Exhibit B hereto, which exhibit is incorporated herein and made a part hereof.

         As soon as reasonably practicable after the Release Date, each Holder of a Bond of the Initial Series that is a Global Bond shall surrender such Bond to the Trustee and the Trustee shall simultaneously exchange the surrendered Global Bond for a new Bond of the Initial Series identical in all respects to the surrendered Global Bond except that the name of such Global Bond shall be changed from "First Mortgage Bond" to "Senior Note," all references in such Bond to "First Mortgage Bond," "Bonds" or "Bond" shall be changed to "Senior Note," "Notes" or "Note," respectively, and the bracketed language in the form of the Bond attached hereto shall be deleted. From and after the Release Date, any Bond of the Initial Series that is not a Global Bond and that is surrendered to the Trustee for registration of transfer or exchange shall be issued with terms identical in all respects to the surrendered Bond except that the name of such Bond shall be changed from "First Mortgage Bond" to "Senior Note," all references in such Bond to "First Mortgage Bond," "Bonds" or "Bond" shall be changed to "Senior Note," "Notes" or "Note," respectively, and the bracketed language in the form of such Bond attached hereto shall be deleted.

         SECTION 203 Principal Amounts of the Bonds of the Initial Series.

         (a) The 3.60% First Mortgage Bonds shall be issued in an initial aggregate principal amount of $600,000,000.

         (b) The 4.20% First Mortgage Bonds shall be issued in an initial aggregate principal amount of $500,000,000.

         (c) The 4.80% First Mortgage Bonds shall be issued in an initial aggregate principal amount of $1,000,000,000.

         (d) The 6.05% First Mortgage Bonds shall be issued in an initial aggregate principal amount of $3,000,000,000.

         (e) The Floating Rate First Mortgage Bonds shall be issued in an initial aggregate principal amount of $1,600,000,000.

         SECTION 204 Interest Rates and Stated Maturity of the Bonds of the Initial Series.

         (a) The 3.60% First Mortgage Bonds shall bear interest at the rate of 3.60% per annum and shall have a Stated Maturity of March 1, 2009.

         (b) The 4.20% First Mortgage Bonds shall bear interest at the rate of 4.20% per annum and shall have a Stated Maturity of March 1, 2011.

         (c) The 4.80% First Mortgage Bonds shall bear interest at the rate of 4.80% per annum and shall have a Stated Maturity of March 1, 2014.

         (d) The 6.05% First Mortgage Bonds shall bear interest at the rate of 6.05% per annum and shall have a Stated Maturity of March 1, 2034.

         (e) The rate of interest on the Floating Rate First Mortgage Bonds shall be calculated as set forth in the form of the Floating Rate First Mortgage Bonds attached as Exhibit B hereto. The Stated Maturity of the Floating Rate First Mortgage Bonds shall be April 3, 2006.

         SECTION 205 Global Securities; Appointment of Depositary for Global Securities.

         The Bonds of the Initial Series shall be issued in the form of one or more permanent Global Securities as provided in Section 3.13 of the Indenture and deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         The Company hereby initially appoints The Depository Trust Company ("DTC") to act as the Depositary with respect to all Bonds of the Initial Series, and the Bonds of the Initial Series shall initially be registered in the name of Cede & Co., as the nominee of DTC.

         The Trustee is hereby authorized and requested to execute and deliver a Letter of Representations to DTC relating to the Bonds of the Initial Series and, in connection with any successor nominee for DTC or any successor Depositary, enter into comparable arrangements, and shall have the same rights with respect to its actions thereunder as it has with respect to its actions under the Indenture.

         None of the Company, the Trustee, any Paying Agent or any Bond Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Bonds or any transactions between the Depositary and beneficial owners.

         SECTION 206 No Sinking Fund.

         No sinking fund is provided for any of the Bonds of the Initial Series.

         SECTION 207 Deposit of Proceeds of the Bonds of the Initial Series into Escrow; Release of Escrowed Funds.

         Pursuant to Section 3(a) of the Escrow Agreement, the Company shall deposit or cause to be deposited into the Escrow Fund cash in the amount of $6,700,000,000, being the aggregate principal amount of the Bonds of the Initial Series, together with cash in the amount of $217,425,888.89, being the aggregate amount of interest accruing on the Bonds of the Initial Series from the Original Issue Date to, but not including, the Mandatory Redemption Date and the aggregate amount of Special Redemption Premiums payable on the Bonds of the Initial Series as set forth in Section 301 hereof. If the Effective Date does not occur on or before the Redemption Trigger Date, the amount on deposit in the Escrow Fund shall be applied as set forth in Section 301 hereof. If the Effective Date occurs on or before the Redemption Trigger Date, the amount on deposit in the Escrow Fund shall be released to the Company on the Effective Date in accordance with the Escrow Agreement.

         SECTION 208 Paying Agent and Bond Registrar.

         The Trustee is hereby appointed as initial Paying Agent and initial Bond Registrar for the Bonds of the Initial Series.

         SECTION 209 Calculation Agent.

         BNY Western Trust Company is hereby appointed as the initial Calculation Agent for the Floating Rate First Mortgage Bonds.

         SECTION 210 Other Terms of the Bonds of the Initial Series.

         The other terms of the Bonds of the Initial Series shall be as expressly set forth in Article III, Exhibit A (with respect to the Fixed Rate First Mortgage Bonds) and Exhibit B (with respect to the Floating Rate First Mortgage Bonds).

                                   ARTICLE III

                            REDEMPTION BY THE COMPANY

         SECTION 301 Special Mandatory Redemption.

         In the event the Effective Date has not occurred on or before the Redemption Trigger Date, the Company shall apply the amounts in the Escrow Fund to redeem all of the Bonds of the Initial Series on the Mandatory Redemption Date, at a Redemption Price equal to the principal amount of the Bonds of the Initial Series plus the applicable Special Redemption Premium on such principal amount, and accrued and unpaid interest from the Original Issue Date to, but not including, the Mandatory Redemption Date.

         Redemption of the Bonds of the Initial Series pursuant to this Section 301 shall be made in accordance with Article VI of the Indenture, except that notice of such redemption shall be a conditional notice of redemption and will be in writing and mailed first-class postage-prepaid not less than 7 days nor more than 30 days prior to the Mandatory Redemption Date, but only if the Effective Date has not occurred on or by such date of mailing, to each Holder of Bonds of the Initial Series at the Holder's registered address.

         SECTION 302 Optional Redemption

                  (a) Optional Redemption of 3.60% First Mortgage Bonds. Subject to the terms and conditions of the Indenture, the 3.60% First Mortgage Bonds are redeemable at the option of the Company, in whole or in part at any time after the Effective Date and prior to Maturity, at a Redemption Price equal to the greater of:

                           (i)      100% of the principal amount of the 3.60%
First Mortgage Bonds to be redeemed; or

                           (ii)     as determined by the Independent Investment
Banker, the sum of the present values of the Remaining Scheduled Payments on the 3.60% First Mortgage Bonds to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.15%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 3.60% First Mortgage Bonds being redeemed to but not including the Redemption Date.

                  (b) Optional Redemption of 4.20% First Mortgage Bonds. Subject to the terms and conditions of the Indenture, the 4.20% First Mortgage Bonds are redeemable at the option of the Company, in whole or in part at any time after the Effective Date and prior to Maturity, at a Redemption Price equal to the greater of:

                           (i)      100% of the principal amount of the 4.20%
First Mortgage Bonds to be redeemed; or

                           (ii)     as determined by the Independent Investment
Banker, the sum of the present values of the Remaining Scheduled Payments on the 4.20% First Mortgage Bonds to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.15%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 4.20% First Mortgage Bonds being redeemed to but not including the Redemption Date.

                  (c) Optional Redemption of 4.80% First Mortgage Bonds. Subject to the terms and conditions of the Indenture, the 4.80% First Mortgage Bonds are redeemable at the option of the Company, in whole or in part at any time after the Effective Date and prior to Maturity, at a Redemption Price equal to the greater of:

                           (i)      100% of the principal amount of the 4.80%
First Mortgage Bonds to be redeemed; or

                           (ii)     as determined by the Independent Investment
Banker, the sum of the present values of the Remaining Scheduled Payments on the 4.80% First Mortgage Bonds to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.20%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 4.80% First Mortgage Bonds being redeemed to but not including the Redemption Date.

                  (d) Optional Redemption of 6.05% First Mortgage Bonds. Subject to the terms and conditions of the Indenture, the 6.05% First Mortgage Bonds are redeemable at the option of the Company, in whole or in part at any time after the Effective Date and prior to Maturity, at a Redemption Price equal to the greater of:

                           (i)      100% of the principal amount of the 6.05%
First Mortgage Bonds to be redeemed; or

                           (ii)     as determined by the Independent Investment
Banker, the sum of the present values of the Remaining Scheduled Payments on the 6.05% First Mortgage Bonds to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.25%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 6.05% First Mortgage Bonds being redeemed to but not including the Redemption Date.

                  (e) Optional Redemption of Floating Rate First Mortgage Bonds. Subject to the terms and conditions of the Indenture, the Floating Rate First Mortgage Bonds are redeemable at the option of the Company, in whole or in part, on October 3, 2004 and any Interest Payment Date thereafter and prior to Maturity, at a Redemption Price equal to 100% of the principal amount of the Floating Rate First Mortgage Bonds being redeemed to the

Redemption Date, plus accrued and unpaid interest thereon to but not including the Redemption Date.

                  (f) Redemption of each series of Bonds of the Initial Series pursuant to this Section 302 shall be made in accordance with Article VI of the Indenture.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 401 Additional Provisions.

                  (a) Notwithstanding Section 1.01 of the Indenture, with respect to Bonds issued on or before the Effective Date, the term "Senior Lien Obligations" shall not include obligations under the 1920 Mortgage.

                  (b) If the Company designates the Release Date pursuant to Section 8.12 of the Indenture, then in addition to the items the Company is required to deliver to the Trustee pursuant to Section 8.12 of the Indenture, the Company shall deliver to the Trustee on or before the Release Date a replacement Global Bond referenced in Section 202 hereof duly executed by the Company for authentication by the Trustee, and the Trustee shall cancel the replaced Global Bond and, upon a Company Request, deliver to the Company a certificate of cancellation with respect to such replaced Global Bond.

         SECTION 402 Application of First Supplemental Indenture.

         Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to Bonds of the Initial Series established hereby and not to any other series of Bonds established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         SECTION 403 Effective Date of First Supplemental Indenture.

         This First Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

         SECTION 404 Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                            PACIFIC GAS AND ELECTRIC COMPANY,
                              as Issuer (Mortgagor)

                            By: /s/ Kent M. Harvey
                                ----------------------------------------------
                                Kent M. Harvey
                                Senior Vice President, Chief Financial Officer
                                    and Treasurer

                            BNY WESTERN TRUST COMPANY,
                               as Trustee (Mortgagee)

                            By: /s/ Josephine Libunao
                                ----------------------------------------------
                                Josephine Libunao
                                Vice President

                [Signature Page to First Supplemental Indenture]

                                    EXHIBIT A

                    [FORM OF FIXED RATE FIRST MORTGAGE BOND]

                             [FORM OF FACE OF BOND]

         THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         UNLESS THIS BOND CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         [THE COMPANY MAY CAUSE this BOND TO BE entirely unsecured FROM AND AFTER THE FIRST DATE ON WHICH (I) THE RATINGS ON THE COMPANY'S long-term UNSECURED DEBT OBLIGATIONS SHALL BE AT LEAST EQUAL TO THE ISSUANCE DATE SECURED DEBT RATINGS AND (II) the aggregate principal AMOUNT of all outstanding Debt secured by a Lien on any Principal Property that will be outstanding immediately after the Release Date (EXCLUDING secured debt permitted by section 7.11(a)(i) through (vi), inclusive, of the indenture) will not exceed 5% of THE COMPANY'S NET TANGIBLE ASSETS, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING (THE "RELEASE DATE").]

         THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT: $                      ORIGINAL ISSUE DATE:                  INTEREST RATE:

                                         March 23, 2004

MATURITY DATE:                           INTEREST PAYMENT DATES:               THIS BOND IS A:
                                                                               [X] Global Book-Entry Bond

March 1, _____                           March 1 and September 1 of each year  [ ] Certificated Bond

REGISTERED OWNER: Cede & Co., as
nominee of The Depository Trust Company

                        PACIFIC GAS AND ELECTRIC COMPANY

                       ___% FIRST MORTGAGE BONDS DUE 20__
                                  (Fixed Rate)

No. ___________                                     Principal Amount: $_________
CUSIP No: ___________

         PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (herein called the "Company," which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Original Issue Date stated above or, in the case of a __% First Mortgage Bond Due ____ issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above, commencing September 1, 2004, at the rate of ____% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this ___% First Mortgage Bond Due ____ (this "Bond") (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the Bonds of this series may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

         Payments of interest on this Bond will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Bond shall be computed and paid on the basis of the 360-day year of twelve 30-day months and will accrue from March 23, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Bond (other than the Maturity
Date) is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

         Payment of principal of, premium, if any, and interest on the Bonds of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Bonds of this series represented by a Global Bond shall be made by wire transfer of immediately available funds to the Holder of such Global Bond, provided that, in the case of payments of principal and premium, if any, such Global Bond is first surrendered to the Paying Agent. If any of the Bonds of this series are no longer represented by a Global Bond, (i) payments of principal, premium, if any, and interest due on the Maturity Date or earlier redemption of such Bonds shall be made at the office of the Paying Agent upon surrender of such Bonds to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of Bonds at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ________________

                                           PACIFIC GAS AND ELECTRIC COMPANY

                                           By __________________________________

                                           By __________________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Bonds of the series designated as Bonds of the ____ Series referred to in the within-mentioned Indenture.

                                           ____________________________________,
                                                       As Trustee

                                           By __________________________________
                                                   Authorized Signatory

                            [FORM OF REVERSE OF BOND]

         This __% First Mortgage Bond due ____ is one of a duly authorized issue of Bonds of the Company (the "Bonds"), issued and issuable in one or more series under [and equally secured by] an Indenture of Mortgage, dated as of March 11, 2004 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Bonds, being herein called the "Indenture"), between the Company and BNY Western Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of [the property mortgaged, pledged and held in trust, the nature and extent of the security and] the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Bonds thereunder and of the terms and conditions upon which Bonds are, and are to be, authenticated and delivered. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

         The Bonds of this series are subject to mandatory redemption ("Mandatory Redemption") in whole on June 23, 2004 (the "Mandatory Redemption Date"), in the event the Effective Date has not occurred on or before June 21, 2004, at a redemption price equal to the principal amount of the Bonds of this series plus a redemption premium of ___% on such principal amount, and accrued and unpaid interest from March 23, 2004 to but not including the Mandatory Redemption Date.

         Subject to the terms and conditions of the Indenture, the Bonds of this series are also redeemable at the option of the Company ("Optional Redemption"), in whole or in part, at any time after the Effective Date and prior to Maturity, at a Redemption Price equal to the greater of:

                  (a) 100% of the principal amount of the Bonds of this series to be redeemed; or

                  (b) as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the Bonds of this series to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus ___ %, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the Bonds of this series being redeemed to but not including the Redemption Date.

         Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such Bonds, or one or more Predecessor Bonds, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the case of a Mandatory Redemption, a conditional notice of Mandatory Redemption will be in writing and mailed first-class postage-prepaid not less than 7 days nor more than 30 days prior to the Mandatory Redemption Date, but only if the Effective Date has not occurred on or by such date of mailing, to each Holder of Bonds of this series at the Holder's registered address. If moneys are applied to effect a Mandatory Redemption on the Mandatory Redemption Date therefor, immediately after such Mandatory Redemption Date interest shall cease to accrue on such Bonds.

         In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Bonds of this series to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Bonds of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such Bonds or portions thereof shall cease to bear interest. Bonds of this series in denominations larger than $1,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

         In the event of redemption of this Bond in part only, a new Bond or Bonds of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         As provided in the Indenture and subject to certain limitations therein set forth, this Bond or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Bond when due.

         If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than a majority, prior to the Release Date, or 33%, on or after the Release Date, in aggregate principal amount of the Outstanding Bonds, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, considered as one class; provided, however, that if there shall be Bonds of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes without the consent of any Holders of Bonds. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Bonds, on behalf of the Holders of all such Bonds, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         As provided in and subject to the provisions of the Indenture, the Holder of this Bond shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of at least 33% in aggregate principal amount of the Bonds at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of Bonds at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Bond for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Bond are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Bonds of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Bonds of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any Bond of this series during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of this series called for redemption, or (B) any Bond of this series selected for redemption in whole or in part, except the unredeemed portion of any Bond of this series being redeemed in part.

         Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Bond shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Bond, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Bond.

         All terms used in this Bond which are not defined herein shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

Date: ___________

                                  Your signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Bond)

                                  Tax Identification No.:

                                  SIGNATURE GUARANTEE:

                                  ______________________________________________

                                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                   [FORM OF FLOATING RATE FIRST MORTGAGE BOND]

                             [FORM OF FACE OF BOND]

         THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         UNLESS THIS BOND CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         [THE COMPANY MAY CAUSE this BOND TO BE entirely unsecured FROM AND AFTER THE FIRST DATE ON WHICH (I) THE RATINGS ON THE COMPANY'S long-term UNSECURED DEBT OBLIGATIONS SHALL BE AT LEAST EQUAL TO THE ISSUANCE DATE SECURED DEBT RATINGS AND (II) the aggregate principal AMOUNT of all outstanding Debt secured by a Lien on any Principal Property that will be outstanding immediately after the Release Date (EXCLUDING secured debt permitted by section 7.11(a)(i) through (vi), inclusive, of the indenture) will not exceed 5% of THE COMPANY'S NET TANGIBLE ASSETS, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING (THE "RELEASE DATE").]

         THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT: $                      ORIGINAL ISSUE DATE:                   INITIAL INTEREST RATE:

                                         March 23, 2004

MATURITY DATE:                           INTEREST RATE:  LIBOR PLUS 0.70% PER   THIS BOND IS A:
                                         ANNUM                                  [X] Global Book-Entry Bond

April 3, 2006                                                                   [ ] Certificated Bond

INTEREST PAYMENT DATES:

January 3, April 3, July 3 and October
3 of each year

REGISTERED OWNER:  Cede & Co., as
nominee of The Depository Trust Company

                        PACIFIC GAS AND ELECTRIC COMPANY

                   FLOATING RATE FIRST MORTGAGE BONDS DUE 2006
                                 (Floating Rate)

No. ___________                                     Principal Amount: $_________
CUSIP No: __________________

         PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (herein called the "Company," which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Original Issue Date stated above or, in the case of a Floating Rate First Mortgage Bond Due 2006 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on July 3, 2004, and on the Maturity Date stated above, at a floating rate of interest as determined below, computed and paid on the basis of a 360-day year and the actual number of days in each interest payment period, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Floating Rate First Mortgage Bond Due 2006 (this "Bond") (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the Bonds of this series may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

         Payments of interest on this Bond will include interest accrued to but excluding the respective Interest Payment Dates. In the event that any Interest Payment Date is not a Business Day (other than an Interest Payment Date that falls on the Maturity Date), then such Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless the Interest Payment Date falls in the next succeeding calendar month in which case the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

         Payment of principal of, premium, if any, and interest on the Bonds of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Bonds of this series represented by a Global Bond shall be made by wire transfer of immediately available funds to the Holder of such Global Bond, provided that, in the case of payments of principal and premium, if any, such Global Bond is first surrendered to the Paying Agent. If any of the Bonds of this series are no longer represented by a Global Bond, (i) payments of principal, premium, if any, and interest due on the Maturity Date or earlier redemption of such Bonds shall be made at the office of the Paying Agent upon surrender of such Bonds to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of Bonds at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

         Reference is hereby made to the further provisions of this BOND set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ________________

                                         PACIFIC GAS AND ELECTRIC COMPANY

                                         By ____________________________________

                                         By ____________________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Bonds of the series designated as Bonds of the Fifth Series referred to in the within-mentioned Indenture.

                                         ______________________________________,
                                                       As Trustee

                                         By_____________________________________
                                                  Authorized Signatory

                            [FORM OF REVERSE OF BOND]

         This Floating Rate First Mortgage Bond due 2006 is one of a duly authorized issue of Bonds of the Company (the "Bonds"), issued and issuable in one or more series under [and equally secured by] an Indenture of Mortgage, dated as of March 11, 2004 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Bonds, being herein called the "Indenture"), between the Company and BNY Western Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of [the property mortgaged, pledged and held in trust, the nature and extent of the security and] the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Bonds thereunder and of the terms and conditions upon which Bonds are, and are to be, authenticated and delivered. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

         The interest rate on this Bond will be reset quarterly on each Interest Payment Date (each an "Interest Reset Date"); provided, however, that the interest rate in effect from the Original Issue Date stated above to July 3, 2004 will be the Initial Interest Rate specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next day that is a Business Day except that if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law, on each Interest Reset Date, the rate of interest on this Bond shall be determined in accordance with the following provisions:

         With respect to any Interest Determination Date (as defined below), LIBOR will be the rate for deposits in U.S. Dollars having a maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date in amounts of not less than $1,000,000, as that rate appears on the display on Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Moneyline Telerate Page 3750" means the display designated as page "3750" on Moneyline Telerate (or such other page as may replace the 3750 page on any successor service for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits).

         If no rate appears on Moneyline Telerate Page 3750 at approximately 11:00 a.m., London time on an Interest Determination Date, the Calculation Agent will determine LIBOR in respect of such Interest Determination Date as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. Dollars for the period of three months commencing on the second London Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative of a single transaction in U.S. Dollars in such market at such time, and (a) if at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point (0.000001%), with five-millionths of a percentage point (0.0000005%) rounded upwards) of such quotations, or (b) if fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point (0.000001%), with five-millionths of a percentage point (0.0000005%) rounded upwards) of the rates quoted at approximately 11:00 a.m., in The City of New York, on such Interest Determination Date, by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. Dollars to leading European banks, having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in U.S. Dollars in such market at such time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner mentioned in this sentence, LIBOR will remain the LIBOR then in effect on such Interest Determination Date.

         Interest will be payable on January 3, April 3, July 3 and October 3 (each an "Interest Payment Date"), commencing on July 3, 2004, and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

         "Business Day" means with respect to any Bond, any London Business Day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close. "London Business Day" means any day on which dealings in deposits in U.S. Dollars are transacted or, with respect to any future date, are expected to be transacted, in the London interbank market.

         The Interest Determination Date pertaining to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

         Unless otherwise specified on the face hereof, interest payments, if any, will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date stated above if no interest has been paid or provided for with respect to this Bond) to but excluding the Interest Payment Date or the date of Maturity. Accrued interest hereon from the Original Issue Date stated above or from the last date to which interest hereon has been paid is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date stated above or from the last date to which interest shall have been paid, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to such day by 360. All percentages resulting from any calculation hereon will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or

..09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation hereon will be rounded to the nearest cent.

         The interest rate on this Bond will in no event be higher than the maximum rate permitted by California law as the same may be modified by United States law of general applicability.

         The Calculation Agent will, upon the request of the Holder of this Bond, provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date.

         The Bonds of this series are subject to mandatory redemption ("Mandatory Redemption") in whole on June 23, 2004 (the "Mandatory Redemption Date"), in the event the Effective Date has not occurred on or before June 21, 2004, at a redemption price equal to the principal amount of the Bonds of this series plus a redemption premium of 1.00% on such principal amount, and accrued and unpaid interest from March 23, 2004 to but not including the Mandatory Redemption Date.

         Subject to the terms and conditions of the Indenture, the Bonds of this series are also redeemable at the option of the Company ("Optional Redemption"), in whole or in part, on October 3, 2004 and on any Interest Payment Date thereafter and prior to Maturity, at a Redemption Price equal to 100% of the principal amount of the Bonds of this series to be redeemed, plus accrued and unpaid interest on the principal amount of the Bonds of this series being redeemed to but not including the Redemption Date.

         Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such Bonds, or one or more Predecessor Bonds, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the case of a Mandatory Redemption, a conditional notice of Mandatory Redemption will be in writing and mailed first-class postage-prepaid not less than 7 days nor more than 30 days prior to the Mandatory Redemption Date, but only if the Effective Date has not occurred on or by such date of mailing, to each Holder of Bonds of this series at the Holder's registered address. If moneys are applied to effect a Mandatory Redemption on the Mandatory Redemption Date therefor, immediately after such Mandatory Redemption Date interest shall cease to accrue on such Bonds.

         In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Bonds of this series to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Bonds of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such Bonds or portions thereof shall cease to bear interest. Bonds of this series in denominations larger than $1,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

         In the event of redemption of this Bond in part only, a new Bond or Bonds of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         As provided in the Indenture and subject to certain limitations therein set forth, this Bond or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Bond when due.

         If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than a majority, prior to the Release Date, or 33%, on or after the Release Date, in aggregate principal amount of the Outstanding Bonds, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, considered as one class; provided, however, that if there shall be Bonds of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes without the consent of any Holders of Bonds. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Bonds, on behalf of the Holders of all such Bonds, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         As provided in and subject to the provisions of the Indenture, the Holder of this Bond shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of at least 33% in aggregate principal amount of the Bonds at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of Bonds at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Bond for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Bond are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Bonds of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Bonds of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any Bond of this series during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of this series called for redemption, or (B) any Bond of this series selected for redemption in whole or in part, except the unredeemed portion of any Bond of this series being redeemed in part.

         Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Bond is registered as the owner hereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Bond shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Bond, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Bond.

         All terms used in this Bond which are not defined herein shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

Date: ___________

                                  Your signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Bond)

                                  Tax Identification No.:

                                  SIGNATURE GUARANTEE:

                                  ______________________________________________

                                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.